EXHIBIT 99.1

Clear Channel Outdoor Reports Fourth Quarter and Full Year 2006 Results

    SAN ANTONIO, Texas--(BUSINESS WIRE)--Feb. 23, 2007--Clear Channel Outdoor Holdings, Inc. (NYSE:CCO) today reported results for its fourth quarter and year ended December 31, 2006.

    Fourth Quarter 2006 Results

    The Company reported revenues of $830.7 million in the fourth quarter of 2006, a 13% increase over the $734.6 million reported for the fourth quarter of 2005. Included in the Company's revenue is a $32.4 million increase due to movements in foreign exchange; strictly excluding the effects of these movements in foreign exchange, revenue growth would have been 9%. See reconciliation of revenue excluding effects of foreign exchange to revenue at the end of this press release.

    Clear Channel Outdoor's expenses increased 13% to $546.4 million during the fourth quarter of 2006 compared to 2005. Included in the Company's expenses is a $27.7 million increase due to movements in foreign exchange; strictly excluding the effects of these movements in foreign exchange, expense growth would have been 7%. Also included in the Company's 2006 expenses is approximately $1.5 million of non-cash compensation expense and a $9.8 million reduction as a result of the favorable settlement of a legal proceeding.

    Clear Channel Outdoor's net income and diluted earnings per share were $65.1 million and $0.18, respectively, during the fourth quarter of 2006. This compares to net income of $40.4 million or $0.12 per diluted share in the fourth quarter of 2005.

    The Company's OIBDAN (defined as Operating Income before Depreciation & amortization, Non-cash compensation expense and Gain
(loss) on disposition of assets - net) was $264.1 million in the fourth quarter of 2006, a 16% increase from the fourth quarter of 2005. See reconciliation of OIBDAN to net income at the end of this press release.

    Full Year 2006 Results

    For the full year, Clear Channel Outdoor reported revenues of $2.9 billion, an increase of 9% when compared to revenues of $2.7 billion for the same period in 2005. The Company's expenses increased 6% to $2.0 billion during the year compared to 2005. Included in the Company's expenses is approximately $6.0 million of non-cash compensation expense. During 2005, the Company restructured its business in France and recorded approximately $26.6 million in restructuring charges.

    The Company's net income was $153.1 million or $0.43 per diluted share for 2006. This compares to net income of $61.6 million or $0.19 per diluted share in 2005. The Company's 2006 net income included approximately $13.2 million of pre-tax gains, $0.02 per diluted share after-tax, on the swap of certain assets. Excluding these gains, Clear Channel Outdoor's 2006 net income would have been $145.4 million or $0.41 per diluted share. See reconciliation of net income and diluted earnings per share at the end of this press release.

    Revenue, Direct Operating and SG&A Expenses, and OIBDAN by
Division



(In thousands)    Three Months Ended  %         Year Ended        %
                     December 31,   Change     December 31,     Change
                  ------------------      ----------------------
                    2006     2005            2006       2005
                  ------------------      ----------------------
Revenue
-----------------
 Americas         $375,623 $329,733    14%$1,341,356 $1,216,382    10%
 International     455,072  404,874    12% 1,556,365  1,449,696     7%
                  ------------------      ----------------------
Consolidated
 revenue          $830,695 $734,607    13%$2,897,721 $2,666,078     9%
                  ==================      ======================

Direct Operating and SG&A Expenses
 by Division
------------------------------------
 Americas         $208,444 $181,086       $  741,691 $  677,268
 Less: Non-cash
  compensation
  expense           (1,139)    (293)          (4,699)      (693)
                  ------------------      ----------------------
                   207,305  180,793    15%   736,992    676,575     9%

 International     337,946  304,492        1,260,145  1,206,833
 Less: Non-cash
  compensation
  expense             (318)     (41)          (1,312)      (153)
                  ------------------      ----------------------
                   337,628  304,451    11% 1,258,833  1,206,680     4%

 Plus: Non-cash
  compensation
  expense            1,457      334            6,011        846
                  ------------------      ----------------------
Consolidated
 divisional
 operating
 expenses         $546,390 $485,578    13%$2,001,836 $1,884,101     6%
                  ==================      ======================


    The Company's 2006 revenue and direct operating and SG&A expenses increased approximately $32.4 million and $27.7 million, respectively, from foreign exchange movements during the fourth quarter and $17.4 million and $14.6 million, respectively, from foreign exchange movements during the year as compared to the same periods of 2005.



OIBDAN
----------------------
 Americas              $   168,318  $148,940 13% $604,364 $539,807 12%
 International             117,444   100,423 17%  297,532  243,016 22%
 Corporate                 (21,691)  (21,699)     (65,454) (61,096)
                      -----------------------   -------------------
Consolidated OIBDAN    $   264,071  $227,664 16% $836,442 $721,727 16%
                      =======================   ===================


    See reconciliation of OIBDAN to net income at the end of this press release.

    Americas

    The Company's Americas revenue increased $125.0 million or 10% during 2006 as compared to 2005 from revenue growth across the Company's inventory. The Americas segment experienced rate increases on most of its inventory while occupancy remained essentially unchanged during 2006 as compared to 2005. Airport revenue increased in 2006 as compared to 2005 primarily related to $30.2 million from the acquisition of Interspace Airport Advertising ("Interspace") in July 2006. Revenue growth occurred across both large and small markets such as Miami, San Antonio, Sacramento, Albuquerque and Des Moines.

    Direct operating and SG&A expenses increased $64.4 million in 2006 as compared to 2005 primarily from an increase in site lease expenses of approximately $30.2 million as well as $4.7 million related to the adoption of FAS 123R. Interspace contributed $19.2 million to direct operating and SG&A expenses in 2006. In addition, bonus and commission expenses increased $7.6 million related to the increase in revenue.

    International

    The Company's International revenue increased $106.7 million or 7% in 2006 as compared to 2005. The increase includes approximately $44.9 million during the first six months of 2006 related to Clear Media, which the Company began consolidating in July 2005. Also contributing to the increase was approximately $25.9 million from growth in street furniture revenues and $11.9 million related to movements in foreign exchange, partially offset by a decline in billboard revenues for 2006 as compared to 2005.

    Direct operating and SG&A expenses increased $53.3 million during 2006 as compared to 2005. The increase was primarily attributable to $27.5 million during the first six months of 2006 related to the consolidation of Clear Media as well as an increase in site lease expenses of approximately $37.7 million and approximately $10.6 million related to movements in foreign exchange. Also included in the increase was $1.3 million related to the adoption of FAS 123R. Partially offsetting the increase was a $9.8 million reduction recorded in 2006 as the result of a favorable settlement of a legal proceeding. As well, $26.6 million related to restructuring the Company's businesses in France was recorded in the third quarter of 2005.

    Digital Conversion

    During 2006 the Company installed 43 new digital displays in six markets. The Company is currently planning to deploy over 100 digital displays in approximately twenty markets in 2007.

    FAS No. 123 R: Share-Based Payment ("FAS 123R")

    The Company adopted FAS 123R on January 1, 2006 under the modified-prospective approach which requires it to recognize employee compensation cost related to its stock option grants in the 2006 financial statements for all options granted after the date of adoption as well as for any options that were granted prior to adoption but not vested. Under the modified-prospective approach, no stock option expense is reflected in the financial statements for 2005 attributable to these options. Non-cash compensation expense recognized in the financial statements during 2005 relate to the expense associated with restricted stock awards. The following table details non-cash compensation expense for the 2006 and 2005:



(In thousands)                       Three Months       Year Ended
                                         Ended         December 31,
                                     December 31,
                                   ----------------- -----------------
                                     2006    2005(a)   2006    2005(a)
                                   ----------------- -----------------
Direct operating expense           $1,049 $     334  $4,328 $     846
SG&A                                  408        --   1,683        --
Corporate                              21        --      88        --
                                   ----------------- -----------------
Total non-cash compensation        $1,478 $     334  $6,099 $     846
                                   ================= =================


    (a) Actual non-cash compensation expense recognized in the 2005 financial statements.

    The Company will not be hosting a Conference Call or Webcast

    As a result of the Clear Channel Communications, Inc. proposed merger transaction that was announced on November 16, 2006, the Company will not be hosting a teleconference or webcast to discuss results.

    First Quarter and 2007 Outlook

    Due to the proposed merger transaction of Clear Channel
Communications, Inc. and the Company not hosting a teleconference to discuss financial and operating results, the Company is providing the following information regarding its expectations and current information related to 2007 operating results.

    Pacing information presented below reflects revenues booked at a specific date versus the comparable date in the prior period and may or may not reflect the actual revenue growth at the end of the period. The Company's revenue pacing information includes an adjustment to prior periods to include all acquisitions and exclude all divestitures in both periods presented for comparative purposes. All pacing metrics exclude the effects of foreign exchange movements. The Company's operating expense forecasts are on a reportable basis excluding non-cash compensation expense, i.e. there is not an adjustment for acquisitions, divestitures or the effects of foreign exchange movements.

    As of February 22, 2007, the Company's revenues are pacing up 5.8% with the Americas above and International below the 5.8% pacing for the first quarter 2007 as compared to the first quarter of 2006. For the full year 2007 versus the full year 2006, the Company's revenues are pacing up 6.6% with the Americas above and International below the full-year pacing of 6.6%.

    For the full year 2007 as compared to the full year 2006, current Company forecasts show high single-digit to low double-digit growth in total operating expenses for the Company. Excluding the effects of movements in foreign exchange, which management currently forecasts at a $60 to $65 million increase for the full year 2007 and excluding management's forecast of Interspace's (acquired by the Company on July 1, 2006) operating expenses of $18 to $20 million for the first six months of 2007, operating expense growth is currently forecasted to be in the mid single-digits for 2007 as compared to 2006.

    For the consolidated company, current management forecasts show corporate expenses of $60 to $65 million for the full year 2007.
Non-cash compensation expense (i.e. FAS No. 123 R: share-based payments) are currently projected to be in the range of $5 million to $8 million for the full year of 2007.

    The Company currently forecasts overall capital expenditures for 2007 of $225 to $250 million, excluding any capital expenditures associated with any new contract wins the Company may have during 2007.

    Income tax expense as a percent of 'Income before income taxes and minority interest' is currently projected to be approximately 41%. Current income tax expense as a percent of 'Income before income taxes and minority interest' is currently expected to be 30% to 35%.

    TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries - Unaudited



(In thousands,  Three Months Ended              Year Ended
   except per      December 31,                December 31,
   share data)                       %                            %
                -------------------       ----------------------
                  2006      2005   Change    2006       2005    Change
                ------------------------------------------------------
Revenue         $830,695  $734,607    13% $2,897,721 $2,666,078     9%
Direct operating
 expenses        399,257   353,859         1,453,100  1,342,307
Selling, general
 and
 administrative
 expenses        147,133   131,719           548,736    541,794
Corporate
 expenses         21,712    21,699            65,542     61,096
Depreciation and
 amortization    108,460   110,406           407,730    400,639
Gain (loss) on
 disposition of
 assets - net      1,239       574            22,846      3,488
                --------- ---------       ----------- ----------
Operating Income 155,372   117,498    32%    445,459    323,730    38%

Interest expense  37,238    55,387           162,583    198,354
Equity in
 earnings of
 nonconsolidated
 affiliates        1,838       (64)            7,460      9,844
Other income
 (expense) - net  (1,336)   (2,572)              331    (12,291)
                --------- ---------       ----------- ----------
Income before
 income taxes
 and minority
 interest        118,636    59,475           290,667    122,929
Income tax
 benefit
 (expense):
 Current         (53,975)  (13,406)          (82,553)   (51,173)
 Deferred          8,448      (334)          (39,527)     5,689
                --------- ---------       ----------- ----------
Income tax
 benefit
 (expense)       (45,527)  (13,740)         (122,080)   (45,484)
Minority
 interest income
 (expense), net
 of tax           (8,050)   (5,324)          (15,515)   (15,872)
                --------- ---------       ----------- ----------

Net income      $ 65,059  $ 40,411        $  153,072 $   61,573
                ========= =========       =========== ==========

Diluted net
 earnings per
 share (a)      $    .18  $    .12    50% $      .43 $      .18   139%
                ========= =========       =========== ==========

Weighted average
 shares
 outstanding -
 Diluted (a)     354,715   350,081           352,262    350,081


    (a) Diluted per share amount for 2005 is calculated on a pro forma basis assuming the initial public offering of 10% of the Company's stock occurred on January 1, 2005. Diluted net earnings per share for 2005 based on actual weighted average shares outstanding of 319,921, was $0.19 per diluted share.

    TABLE 2 - Selected Balance Sheet Information - Unaudited

    Selected balance sheet information for 2006 and 2005 was:



(In millions)                                December 31, December 31,
                                                 2006         2005
                                             ------------ ------------

Cash                                            $  105.4     $  108.6
Due from Clear Channel Communications           $     --     $    0.1
Total Current Assets                            $1,189.9     $1,050.2
Net Property, Plant and Equipment               $2,191.8     $2,153.4
Total Assets                                    $5,421.9     $4,918.3

Due to Clear Channel Communications             $    4.2     $     --
Current Liabilities (excluding current
 portion of long-term debt)                     $  755.2     $  653.0
Long-Term Debt (including current portion of
 long-term debt)                                $  184.2     $  227.8
Debt with Clear Channel Communications          $2,500.0     $2,500.0
Shareholders' Equity                            $1,586.4     $1,209.4


    TABLE 3 - Capital Expenditures - Unaudited

    Capital expenditures for the full year of 2006 and 2005 were:



(In millions)                                December 31, December 31,
                                                 2006         2005
                                             ------------ ------------

Non-revenue producing                           $   80.0       $ 78.1
Revenue producing                                  153.9        130.1
                                             ------------ ------------
  Total capital expenditures                    $  233.9       $208.2
                                             ============ ============


    The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.

    TABLE 4 - Total Debt - Unaudited

    At December 31, 2006, Clear Channel Outdoor had total debt of:



(In millions)                                   December 31, 2006
                                                ------------------

Bank Credit Facility                                     $   23.5
Debt with Clear Channel Communications                    2,500.0
Other Debt                                                  160.7
Due to Clear Channel Communications                           4.2
                                                ------------------
  Total                                                   2,688.4
Cash                                                        105.4
                                                ------------------
  Net Debt                                               $2,583.0
                                                ==================


    Liquidity and Financial Position

    For the year ended December 31, 2006, cash flow from operating activities was $538.5 million, cash flow used by investing activities was $489.0 million, cash flow used by financing activities was $53.2 million, and the effect of exchange rate changes on cash was $0.4 million for a net decrease in cash of $3.3 million.

    Leverage, defined as total debt including the payable to Clear Channel Communications, net of cash, divided by the trailing 12-month OIBDAN, was 3.1x at December 31, 2006.

   Supplemental Disclosure Regarding Non-GAAP Financial Information

    Operating Income before Depreciation and Amortization (D&A),
Non-cash Compensation Expense and Gain (Loss) on Disposition of Assets
- Net (OIBDAN)

    The following tables set forth Clear Channel Outdoor's OIBDAN for the three months and years ended December 31, 2006 and 2005. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations: Minority interest, net of tax; Income tax benefit (expense); Other income (expense) - net; Equity in earnings of nonconsolidated affiliates; Interest expense; Gain (loss) on disposition of assets - net; and, D&A.

    The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

    The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

    Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.

    In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2006 actual foreign revenues and expenses at average 2005 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.

    As required by the SEC, the Company provides reconciliations below of, including (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to revenue;
(iii) Expense excluding foreign exchange effects to expense; (vi) OIBDAN to net income, the most directly comparable amounts reported under GAAP and (v) Net income and diluted earnings per share excluding certain items discussed earlier.



                                                 Gain (loss)
                           Non-                       on
              Operating     cash    Depreciation  disposition
(In            income   compensation    and       of assets -
 thousands)     (loss)    expense    amortization     net     OIBDAN
              --------------------------------------------------------

Three Months Ended December 31, 2006
------------------------------------
Americas      $117,591 $      1,139 $     49,588 $        -- $168,318
International   58,254          318       58,872          --  117,444
Corporate      (21,712)          21           --          --  (21,691)
Gain (loss)
 on
 disposition
 of assets -
 net             1,239           --           --      (1,239)      --
              --------------------------------------------------------
 Consolidated $155,372 $      1,478 $    108,460 $    (1,239)$264,071
              ========================================================

Three Months Ended December 31, 2005
------------------------------------
Americas      $ 95,107 $        293 $     53,540 $        -- $148,940
International   43,516           41       56,866          --  100,423
Corporate      (21,699)          --           --          --  (21,699)
Gain (loss)
 on
 disposition
 of assets -
 net               574           --           --        (574)      --
              --------------------------------------------------------
 Consolidated $117,498 $        334 $    110,406 $      (574)$227,664
              ===================================------------=========

Year Ended December 31, 2006
------------------------------------
Americas      $420,695 $      4,699 $    178,970 $        -- $604,364
International   67,460        1,312      228,760          --  297,532
Corporate      (65,542)          88           --          --  (65,454)
Gain (loss)
 on
 disposition
 of assets -
 net            22,846           --           --     (22,846)      --
              --------------------------------------------------------
 Consolidated $445,459 $      6,099 $    407,730 $   (22,846)$836,442
              ========================================================

Year Ended December 31, 2005
------------------------------------
Americas      $358,555 $        693 $    180,559 $        -- $539,807
International   22,783          153      220,080          --  243,016
Corporate      (61,096)          --           --          --  (61,096)
Gain (loss)
 on
 disposition
 of assets -
 net             3,488           --           --      (3,488)      --
              --------------------------------------------------------
 Consolidated $323,730 $        846 $    400,639 $    (3,488)$721,727
              ===================================------------=========


    Reconciliation of Revenue excluding Foreign Exchange Effects to
Revenue



(In thousands)Three Months Ended   %         Year Ended          %
                 December 31,   Change      December 31,       Change
              ------------------       -----------------------
                2006     2005              2006       2005
              --------- --------       ------------ ----------

Revenue       $830,695 $734,607     13% $2,897,721 $2,666,078       9%
Less: Foreign
 exchange
 increase      (32,365)      --            (17,423)        --
              --------- --------       ------------ ----------
Revenue
 excluding
 effects of
 foreign
 exchange     $798,330 $734,607      9% $2,880,298 $2,666,078       8%
              ========= ========       ============ ==========

International
 revenue      $455,072 $404,874     12% $1,556,365 $1,449,696       7%
Less: Foreign
 exchange
 increase      (30,560)      --            (11,902)        --
              --------- --------       ------------ ----------
International
 revenue
 excluding
 effects of
 foreign
 exchange     $424,512 $404,874      5% $1,544,463 $1,449,696       7%
              ========= ========       ============ ==========


    Reconciliation of Expense excluding Foreign Exchange Effects to
Expense



(In thousands)Three Months Ended   %         Year Ended          %
                 December 31,   Change      December 31,       Change
              ------------------       -----------------------
                2006     2005              2006       2005
              --------- --------       ------------ ----------

Expense       $546,390 $485,578     13% $2,001,836 $1,884,101       6%
Less: Foreign
 exchange
 increase      (27,729)      --            (14,559)        --
              --------- --------       -----------------------
Expense
 excluding
 effects of
 foreign
 exchange     $518,661 $485,578      7% $1,987,277 $1,884,101       5%
              ========= ========       =======================

International
 expense      $337,946 $304,492     11% $1,260,145 $1,206,833       4%
Less: Foreign
 exchange
 increase      (26,362)      --            (10,551)        --
              --------- --------       -----------------------
International
 expense
 excluding
 effects of
 foreign
 exchange     $311,584 $304,492      2% $1,249,594 $1,206,833       4%
              ========= ========       =======================


    Outdoor OIBDAN excluding Foreign Exchange Effects to OIBDAN



  (In thousands)  Three Months Ended   %       Year Ended        %
                     December 31,   Change    December 31,     Change
                  ------------------       -------------------
                    2006     2005             2006     2005
                  --------- --------       ---------- --------

OIBDAN            $264,071 $227,664     16% $836,442 $721,727      16%
Less: Foreign
 exchange increase  (4,636)      --           (2,864)      --
                  --------- --------       ---------- --------
OIBDAN excluding
 effects of
 foreign exchange $259,435 $227,664     14% $833,578 $721,727      15%
                  ========= ========       ========== ========


    Reconciliation of OIBDAN to Net income



  (In thousands)  Three Months Ended   %        Year Ended        %
                     December 31,   Change     December 31,    Change
                  ------------------       --------------------
                    2006     2005              2006     2005
                  --------- --------       ----------- --------

OIBDAN            $264,071 $227,664     16% $ 836,442 $721,727     16%
Non-cash
 compensation
 expense             1,478      334             6,099      846
Depreciation &
 amortization      108,460  110,406           407,730  400,639
Gain on
 disposition of
 assets - net        1,239      574            22,846    3,488
                  --------- --------       ----------- --------
Operating Income   155,372  117,498     32%   445,459  323,730     38%

Interest expense    37,238   55,387           162,583  198,354
Equity in earnings
 of
 nonconsolidated
 affiliates          1,838      (64)            7,460    9,844
Other income
 (expense) - net    (1,336)  (2,572)              331  (12,291)
                  --------- --------       ----------- --------
Income before
 income taxes,
 minority interest
 and cumulative
 effect of a
 change in
 accounting
 principle         118,636   59,475           290,667  122,929
Income tax
 (expense)
 benefit:
   Current         (53,975) (13,406)          (82,553) (51,173)
   Deferred          8,448     (334)          (39,527)   5,689
                  --------- --------       ----------- --------
Income tax
 (expense) benefit (45,527) (13,740)         (122,080) (45,484)
Minority interest
 income (expense)   (8,050)  (5,324)          (15,515) (15,872)
                  --------- --------       ----------- --------

Net income        $ 65,059 $ 40,411         $ 153,072 $ 61,573
                  ========= ========       =========== ========


    Reconciliation of Net Income and Diluted Earnings per Share
("EPS")



(In millions, except        Year Ended              Year Ended
 per share data)        December 31, 2006        December 31, 2005
                      ---------------------- -------------------------
                       Net         EPS          Net Income       EPS
                       Income
                      ------- -------------- ----------------- -------
Reported Amounts      $153.1         $ 0.43            $ 61.6  $ 0.19
Less: Pro forma share
 effects of IPO            -              -                 -   (0.01)
Less: Gain on
 disposition of asset  (13.2)         (0.04)                -       -
Current and deferred
 tax effects             5.5           0.02                 -       -
                      ------- -------------- ----------------- -------
Amounts excluding
 certain items        $145.4         $ 0.41            $ 61.6  $ 0.18
                      ======= ============== ================= =======


    About Clear Channel Outdoor Holdings

    Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays.

    Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "believe," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

    Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements and access to capital markets. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Outdoor's reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors" of the Company's Annual Report filed on Form 10-K for the year ended December 31, 2005. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

    CONTACT: Clear Channel Outdoor Holdings, Inc.
             Investors
             Randy Palmer, 210-832-3315
             Senior Vice President of Investor Relations or
             Media
             Lisa Dollinger, 210-832-3474
             Chief Communications Officer
             www.clearchanneloutdoor.com.